Exhibit 7.1
TECK COMINCO LIMITED
AND
THE BANK OF NEW YORK MELLON,
as Trustee

INDENTURE

Dated as of [                                        ]

TECK COMINCO LIMITED
Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of [                                        ]

Trust Indenture Act		Indenture
Section		Section

§ 310	(a) (1)	609
	(a) (2)	609
	(a) (3)	Not
		Applicable
	(a) (4)	Not
		Applicable
	(b)	608
		610

§ 311	(a)	613
	(b)	613

§ 312	(a)	701(a)

	(b)	702(a)
	(c)	702(a)
		702(b)

§ 313	(a)	703(a)
	(b)	Not
		Applicable
	(c)	703(a)
	(d)	703(b)

§ 314	(a)	704
	(a) (4)	102
		1008
	(b)	Not
		Applicable
	(c) (1)	102
	(c) (2)	102
	(c) (3)	Not
		Applicable
	(d)	Not
		Applicable
	(e)	102

Trust Indenture Act		Indenture
Section		Section
§ 315	(a)	601(a)
	(b)	602
	(c)	601(b)
	(d)	601
	(e)	514

§ 316	(a)	101
	(a) (1) (A)	502
		512
	(a) (1) (B)	513
	(a) (2)	Not
		Applicable
	(b)	508
	(c)	104(d)

§ 317	(a) (1)	503
	(a) (2)	504
	(b)	1003

§ 318	(a)	107

Page
Section 1703.	Execution in Counterparts	105
EXHIBIT A		A-1-1
Exhibit A-1		A-1-1
Exhibit A-2		A-2-1

     INDENTURE dated as of [                    ], between TECK COMINCO LIMITED, a corporation incorporated and existing under the laws of Canada (herein called the “Company”), having its principal executive and registered offices at Suite 600, 200 Burrard Street, Vancouver, British Columbia V6C 3L9, Canada, and The Bank of New York Mellon, a New York banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee”).
RECITALS OF THE COMPANY
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the “Securities”), which may be convertible or exchangeable for any Securities of any Person (as defined below) to be issued in one or more series as in this Indenture provided.
     This Indenture is subject to the provisions of the Trust Indenture Act (as defined below) that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
     NOW THEREFORE THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE ONE -
Definitions and Other Provisions of General Application
Section 101. Definitions
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)	the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

(2)	all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as defined below); and

(4)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
Certain terms, used principally in Article Six, are defined in that Article.
“Act”, when used with respect to any Holder, has the meaning specified in Section 104.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Attributable Debt” means as to any particular lease under which any Person is liable at the time as lessee, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted from the respective due dates thereof to such date at a rate per annum equivalent to the rate inherent in such lease (as determined by the Board of Directors) compounded semi-annually, excluding amounts required to be paid on account of or attributable to operating costs and overhead charges and including, in certain circumstances, any termination penalty in the case of a lease terminable by the lessee.
“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee pursuant to Section 614 to authenticate Securities.
“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day”, (i) when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close, and (ii) when used in any other context, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a Successor Corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such Successor Corporation.
“Company Officer” means any one of the Chief Executive Officer, the Chief Financial Officer, the Chairman, any Deputy Chairman, the President, any Senior Vice President, any Vice President, the Controller, the Treasurer or the Secretary of the Company.
“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman, Deputy Chairman, President, any Senior Vice President or any Vice President, together with any one of its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary, and delivered to the Trustee.
“Component Currency” has the meaning specified in Section 312(h).
“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any portion thereof constituting Funded Debt); and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.
“Conversion Date” has the meaning specified in Section 312(d).
“Conversion Event” means the cessation of use of (i) a Foreign Currency (other than the Euro) both by the government of the country which issued such Currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, (ii) the Euro or (iii) any currency unit (or composite currency) other than the Euro for the purposes for which it was established.
“Corporate Trust Office” means the principal office of the Trustee in The City of New York at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 4 East, New York, New York 10286, Attention: Global Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“corporation” includes corporations, associations, companies and business trusts.
“covenant defeasance” has the meaning specified in Section 1603.

“Currency” means any currency or currencies, composite currency or currency unit or currency units, including, without limitation, the Euro, issued by the government of one or more countries or by any recognized confederation or association of such governments.
“Defaulted Interest” has the meaning specified in Section 307.
“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary for such series by the Company pursuant to Section 301, which Person shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended; and if at any time there is more than one such Person. “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.
“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.
“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 312(g).
“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 312(f).
“Election Date” has the meaning specified in Section 312(h).
“Euro” means the single currency of the participating member states from time to time of the European Union described in legislation of the European Counsel for the Operation of a single unified European currency (whether known as the Euro or otherwise).
“Event of Default” has the meaning specified in Section 501.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Rate Agent” means, with respect to Securities of or within any series, unless otherwise specified with respect to any Securities pursuant to Section 301, a New York clearing house bank, designated pursuant to Section 301.
“Exchange Rate Officer’s Certificate” means a tested telex or a certificate setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar or Foreign Currency amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 302 in the relevant Currency), payable with respect to a Security of any series on the basis of such Market Exchange Rate, sent (in the case of a telex) or signed (in the case of a certificate) by any Company Officer.
“Foreign Currency” means any Currency other than Currency of the United States.

“Funded Debt” means, as applied to any Person, all Indebtedness created or assumed by such Person maturing after, or renewable or extendable at the option of such Person beyond, 12 months from the date of creation thereof.
“GAAP” means generally accepted accounting principles in Canada in effect from time to time, unless the Person’s most recent audited or quarterly financial statements are not prepared in accordance with generally accepted accounting principles in Canada, in which case “GAAP” shall mean generally accepted accounting principles in the United States in effect from time to time.
“Global Security” or “Global Securities” means a Security or Securities, as the case may be, bearing the legend prescribed in Section 204 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.
“Guarantor” means, in respect of any Securities, any Person that guarantees the payment and performance of obligations of the Company in respect of such Securities, as specified in the terms of such Securities.
“Holder” means a Person in whose name a Security is registered in the Security Register.
“Indebtedness” means all obligations for borrowed money represented by notes, bonds, debentures or similar evidence of indebtedness and obligations for borrowed money evidenced by credit, loan or other like agreements.
“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively, and shall include the terms of particular series of Securities established as contemplated by Section 301.
“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.
“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate provided in such Original Issue Discount Security.
“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Market Exchange Rate” means, unless otherwise specified with respect to any Securities pursuant to Section 301, (i) for any conversion involving a currency unit on the one hand and Dollars or any on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 301 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in New York City, Toronto, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Exchange Rate Agent. Unless otherwise specified with respect to any Securities pursuant to Section 301, in the event of the unavailability of any of the exchange rates provided for in the foregoing Clauses (i), (ii) and (iii), the Exchange Rate Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City, Toronto, London or another principal market for the Currency in question, or such other quotations as the Exchange Rate Agent shall deem appropriate. Unless otherwise specified by the Exchange Rate Agent, if there is more than one market for dealing in any Currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such Currency shall be that upon which a non-resident issuer of securities designated in such Currency would purchase such Currency in order to make payments in respect of such securities.
“Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, exercise of a Holder’s option to require the Company to purchase or repay the Security, or otherwise.
“Mortgage” means any mortgage, deed of trust, pledge, hypothéc, lien, encumbrance, charge or security interest of any kind.
“Non-Recourse Debt” means Indebtedness to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refinancings of such Indebtedness, provided that the recourse of the lender thereof (including any agent, trustee, receiver or other Person acting on behalf of such entity) in respect of such Indebtedness is limited in all circumstances to the assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred and to the receivables, inventory, equipment, chattels payable, contracts, intangibles and other assets, rights or collateral connected with the assets created, developed, constructed or acquired and to which such lender has recourse.

“Officers’ Certificate” means a certificate signed by any one of the Chairman, Deputy Chairman, President, any Senior Vice President or any Vice President, together with any one of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee.
“Opinion of Counsel” means a written opinion of counsel, who may be internal legal counsel for the Company, and who shall be reasonably acceptable to the Trustee.
“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.
“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(i)	Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)	Securities, or portions thereof for which payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)	Securities, except to the extent provided in Sections 1602 and 1603, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Sixteen; and

(iv)	Securities which have been issued pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a “protected purchaser” (as defined in Article 8 of the UCC) in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, (A) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal thereof that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, (B) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 301, and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any) or interest, if any, on any Securities on behalf of the Company.
“Person” means any individual, corporation (including the Company), partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of (or premium, if any) and interest, if any, on the Securities of that series are payable as specified as contemplated by Sections 301 and 1002.
“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
“Principal Property” means the interest of the Company or any Restricted Subsidiary in
(1)	the property located near Marathon, Ontario, Canada, known as the “Williams mine”, the property located near Marathon, Ontario, Canada, known as the “David Bell mine”, the property located near Kamloops, British Columbia, Canada, known as the “Highland Valley copper mine” and the property located near Kotzebue, Alaska, U.S.A., known as the “Red Dog mine”; and

(2)	any (a) mineral property, or

(b)	manufacturing or processing plant, building, structure, dam or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, whether owned as of the date of this Indenture or hereafter acquired or constructed by the Company or any Restricted Subsidiary, which, in the case of the items enumerated in each of 2(a) and 2(b) above, is located in Canada or the United States of America or its territories or possessions, the net book value of which interest, in each case, on the date as of which the determination is being made, is an amount which exceeds 10% of Consolidated Net Tangible Assets, except any such mineral property, plant, building, structure, dam or facility or any portion thereof, together with the land upon which it is erected and fixtures comprising a part thereof, (i) acquired or constructed principally for the purpose of controlling or abating atmospheric pollutants or contaminants, or water, noise, odor or other pollution or (ii) which the Board of Directors by resolution declares is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries considered as one enterprise.
“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series, means the date specified for that purpose as contemplated by Section 301.
“Repayment Date”, when used with respect to Securities of any series, the terms of which provide each Holder an option to require the Company to purchase or repay the Securities held by such Holder, means the date, if any, fixed for such purchase or repayment pursuant to this Indenture.
“Repayment Price”, when used with respect to Securities of any series the terms of which provide each Holder an option to require the Company to purchase or repay the Securities held by such Holder, means the price, if any, at which such purchase or repayment is to be effected pursuant to this Indenture.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Subsidiary” means (1) any Subsidiary (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within Canada or the United States of America or its territories or possessions and (b) which owns or leases a Principal Property; and (2) any Subsidiary engaged primarily in the business of owning or holding securities of Restricted Subsidiaries; provided that the term “Restricted Subsidiary” shall not include any Subsidiary the principal assets of which are stock or Indebtedness of Persons which conduct substantially all of their business outside Canada and the United States of America or its territories or possessions.
“Sale and Leaseback Transactions” means any arrangement with a bank, insurance company or other lender or investor (other than the Company or a Restricted Subsidiary) providing for the leasing by the Company or any such Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred, more than 120 days after the later of the acquisition, completion of construction or commencement of full operation thereof by the Company or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property.
“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.
“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
“Shareholders’ Equity” means the aggregate amount of shareholders’ equity of the Company as shown on the most recent audited annual consolidated balance sheet of the Company and computed in accordance with GAAP.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
“Specified Amount” has the meaning specified in Section 312(h).
“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
“Subsidiary” means, at any relevant time, any Person of which the outstanding voting shares or other interests carrying more than 50% of the outstanding voting rights attached to all outstanding voting shares or other interests are owned, directly or indirectly, by or for the Company and/or one or more Subsidiaries of the Company.
“Successor Corporation” has the meaning specified in Section 801.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“UCC” means the New York Uniform Commercial Code in effect from time to time.
“U.S. Government Obligations” has the meaning specified in Section 1604.
“Valuation Date” has the meaning specified in Section 312(c).
“Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
Section 102. Compliance Certificates and Opinions
          Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008) shall include:
(1)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)	a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 103. Form of Documents Delivered to Trustee
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of any officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 104. Acts of Holders
(a)	Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)	The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)	The principal amount and serial numbers and ownership of Securities shall be proved by the Security Register.

(d)	If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)	Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
Section 105. Notices, Etc., to Trustee and Company
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)	the Trustee by any Holder or by the Company shall be deemed made upon, given, furnished to, or filed with upon receipt and shall be made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2)	the Company by the Trustee or by any Holder shall be deemed made upon, given, furnished to or filed with for every purpose hereunder (unless otherwise herein expressly provided) upon receipt by the Company and shall be made, given, furnished or filed in writing and by mailing, first-class postage prepaid or by sending facsimile transmission, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company and if sent by facsimile transmission, addressed to the Chief Financial Officer of the Company at (604) 687-6100.
Section 106. Notice to Holders; Waiver
          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 107. Conflict with Trust Indenture Act
          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108. Effect of Headings and Table of Contents
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 109. Successors and Assigns
          All covenants and agreements in this Indenture by the Company and the Trustee shall bind their successors and assigns, whether so expressed or not.
Section 110. Severability Clause
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 111. Benefits of Indenture
          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 112. Governing Law
          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
Section 113. Legal Holidays
          In any case where any Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Maturity or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities of any series which does not specifically state that such provision shall apply in lieu of this Section) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repayment Date, sinking fund payment date, Maturity or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, sinking fund payment date, Maturity or Stated Maturity, as the case may be.
Section 114. Conversion of Currency
          The Company covenants and agrees that the following provisions shall apply to conversion of Currency in the case of the Securities and this Indenture:
(1)	If for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other Currency (the

“Judgment Currency”) an amount due or contingently due under the Securities of any series and this Indenture (the “Required Currency”), then the conversion shall be made at the rate of exchange (as defined below) prevailing on the Business Day before the day on which a final judgment which is not appealable or is not appealed is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(2)	If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment referred to in (i) above is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Required Currency originally due.
          In the event of the winding-up of the Company at any time while any amount or damages owing under the Securities and this Indenture, or any judgment or order, rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in the Required Currency (other than under Subsection (2) above) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of Subsection (2) above the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.
          The obligations contained in Subsections (1) and (2) of this Section shall constitute separate and independent obligations of the Company from its other obligations under the Securities and this Indenture, shall give rise to separate and independent causes of action against the Company shall apply irrespective of any waiver or extension granted by any Holder or Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Subsection (2) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or the applicable liquidator. In the case of Subsection (2) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.
          The term “rate(s) of exchange” shall mean, if the Canadian Currency is the Judgment Currency and United States Currency is the Required Currency, or vice versa the Bank of Canada noon rate for purchases on the relevant date of the Required Currency with the

Judgment Currency, as reported by Telerate on screen 3194 (or such other means of reporting the Bank of Canada noon rate as may be agreed upon by the Company and the Trustee) and includes any premiums and costs of exchange payable.
Section 115. Waiver of Jury Trial
          Each of the Company and the Trustee hereby irrevocably waives to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or any transactions contemplated hereby.
Section 116. [Reserved]
ARTICLE TWO-
Security Forms
Section 201. Forms Generally
          The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities. Any portion of text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the front of the Security.
          The Trustee’s certificate of authentication shall be in substantially the form set forth in this Article.
          The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.
Section 202. Form of Face of Security
          [Insert any legend required by the Internal Revenue Code and the regulations thereunder.]
TECK COMINCO LIMITED
________ % [Debentures] [Notes] due ________

CUSIP No.

No.	$
          TECK COMINCO LIMITED, a corporation amalgamated and existing under the laws of Canada (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                         , or its registered assigns, the principal sum of                                          Dollars on                                            at the office or agency of the Company referred to below [If the Security is to bear interest prior to Maturity, insert — , and to pay interest thereon from                                          or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on                                             and                                           in each year, commencing                                         , at the rate of                     % per annum, until the principal hereof is paid or made available for payment [If applicable, insert — , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of                     % per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                      or                                          (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture]. [If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption, upon repayment at the option of the Holder or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of                      % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of                      % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]
     Payment of the principal of (and premium, if any) and [if applicable, insert — any such] interest on this Security shall be made at the office or agency of the Company maintained for that purpose in the City of New York at the Corporate Trust Office, in such coin or currency of the [United States of America] [other country] as at the time of payment is legal tender for payment of public and private debts [if applicable, insert — ; provided, however, that at the option of the Company (i) payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the payee located in the United States; provided, that principal paid in relation to any Security, redeemed at the option of the Company or upon Maturity, shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office of agency referred to above].
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          [Insert a reference to any option of the Holders to require purchase or repayment by the Company.]
          [Insert a reference to any requirement for an adjustment to the interest rate.]
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

TECK COMINCO LIMITED
By:

By:

Attested by:

Section 203. Form of Reverse of Security
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of [                    ] (herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”), which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of a series designated on the face hereof limited in aggregate principal amount to $ [                      ].
     [The Company will pay Holders such Additional Amounts as may be payable under Section 1010 of the Indenture.]
     [If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 or more than 60 days notice, [if applicable, insert — (1) on                      in any year commencing with the year                      and ending with the year                      through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after                     , 20                    ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before                     , ___%, and if redeemed] during the 12-month period beginning                      of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to                     % of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued interest, if any, to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture (if applicable, insert — the securities of this series are also redeemable as set forth hereinafter and shall cease to bear interest from and after the Redemption Date.]
     [If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 or more than 60 days notice, (1) on                      in any year commencing with the year                      and ending with the year                      through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after                     ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                      of the years indicated,

Redemption Price For
	Redemption Price For	Redemption Otherwise Than
	Redemption Through	Through Operation of the
Year	Operation of the Sinking Fund	Sinking Fund

and thereafter at a Redemption Price equal to                     % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture and shall cease to bear interest from and after the Redemption Date.]
          [Notwithstanding the foregoing, the Company may not, prior to                     , redeem any Securities of this series as contemplated by clause (2) of the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than                     % per annum.]
          [The sinking fund for this series provides for the redemption on                      in each year beginning with the year                      and ending with the year                      of [not less than] $                     [(“mandatory sinking fund”) and not more than $                    ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made — in the inverse order in which they become due.]
          [The Securities do not have benefit of sinking fund obligations.]
          [The Securities are also subject to redemption, in whole but not in part, at any time, at the option of the Company, on not more than 60 nor less than 30 days’ prior to the date fixed for redemption as provided by Section 1109 of the Indenture.]
          In the event of redemption [repayment] of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.
          [If applicable, insert reference to any other right of the Company to redeem [repay] a Security of this series.]
          The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.
          [If the Security is not an Original Issue Discount Security, — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

          [If the Security is an Original Issue Discount Security, — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula, if applicable, for determining the amount.]
          Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.
          As provided for in the Indenture, the Company may, from time to time, without notice to or consent of the Holders, create and issue additional Securities so that such additional Securities shall be consolidated and form a single series with the Securities initially issued by the Company and shall have the same terms as to status, redemption or otherwise as the Securities originally issued.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each such series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
          Interest shall be computed on [an actual basis] [on the basis of a 360-day year of twelve 30-day months]. For disclosure purposes under the Interest Act (Canada), whenever in the Securities of this series or the Indenture interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.
          As provided in the Indenture and subject to certain limitation therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of

(and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument, if any, of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.
          The Securities of this series are issuable only in registered form without coupons in denominations of $                     and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          [insert if Global Security — If at any time, (i) the Depositary notifies the Company that it is unwilling or unable or no longer qualifies to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company determines that the Securities shall no longer be represented by a Global Security or Global Securities, then in such event the Company will execute and the Trustee will authenticate and deliver Securities in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.]
          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.
          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM*
To assign this Security, fill in the form below:
I or we assign and transfer this Security to

(INSERT ASSIGNEE’S SOC. SEC., SOC. INS. OR TAX ID NO.)
(Print or type assignee’s name, address and zip or postal code)
and irrevocably appoint                                                                                                       agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Your Signature:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

(Signature must be guaranteed by a commercial bank or trust company, by a member or members’ organization of The New York Stock Exchange or by another eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934)
Section 204. Form of Legend for Global Securities
          Every Global Security authenticated and delivered hereunder shall, in addition to the provisions contained in Section 202 and 203, bear a legend in substantially the following form, subject to modification as required by a Depositary:
“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in

*	Omit if a global security.

exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.”
          If the Depositary is The Depository Trust Company of New York, every Global Security shall bear the following legend:
“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Section 205. Form of Trustee’s Certificate of Authentication
          This is one of the Securities of the series designated therein referred to in, and issued under, the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:

Authorized Signatory
Section 206. Securities Issuable in Global Form
          If Securities of or within a series are issuable in global form, as specified and contemplated by Section 301, then, notwithstanding Clause (9) of Section 301 and Section 302, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 303 or Section 304. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver a Global Security or Global Securities in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 102 and need not be accompanied by an Opinion of Counsel.
          The provisions of the last sentence of Section 303 shall apply to any Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 303.

              Notwithstanding the provisions of Section 307, unless otherwise specified as contemplated by Section 301, payment of principal of (and premium, if any) and interest, if any, on any Global Security shall be made to the Person or Persons specified therein.
ARTICLE THREE -
The Securities
Section 301. Amount Unlimited; Issuable in Series
            The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
            The Securities may be issued in one or more series and, except as otherwise provided in this Indenture, each such series shall be unsecured and shall rank pari passu with each other and with all other unsecured and unsubordinated Indebtedness of the Company. There shall be established in one or more Board Resolutions or pursuant to authority granted by a Board Resolution and, subject to Section 303, set forth in, or determined in the manner provided in, an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,
(1)	the specific designation of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2)	any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1107 or 1305 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3)	the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4)	the date or dates on which the principal of the Securities of the series is payable and the date or dates, if any, or the method by which such rate or rates shall be determined on which the Securities shall mature and the portion (if less than all of the principal amount) of the Securities to be payable upon declaration of acceleration of Maturity;

(5)	the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, or method by which such date or dates shall be determined, the date on which payment of such interest shall commence, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Interest Payment Date;

(6)	the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable and each place where the Securities may be presented for registration of transfer or exchange, where Securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable and, if different than the location specified in Section 105, the place or places where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served, the extent to which, or the manner in which, any interest payment or Additional Amounts on a Global Security on an Interest Payment Date, will be paid and the manner in which any principal of or premium, if any, on any Global Security will be paid;

(7)	the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(8)	the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provisions or otherwise or at the option of a Holder thereof and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(10)	if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(11)	whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities;

(12)	whether payment of the Securities shall be guaranteed by any other Person and, if so guaranteed, the terms of any such guarantee;

(13)	whether and under what circumstances the Company shall pay Additional Amounts as contemplated by Section 1010 of the Securities of the series to any Holder (including modifications to the definition of such term) in respect of any tax, assessment or governmental charge and, if so, whether the Company shall have the option to redeem such Securities rather than pay such Additional Amounts (and the terms of any such option);

(14)	whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(15)	provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrences of such events as may be specified;

(16)	the extent and manner, if any, to which payment on or in respect of the Securities of the series shall be senior or shall be subordinated to the prior payment of other liabilities and obligations of the Company;

(17)	if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(18)	if other than Dollars, the Currency or the units based on or relating to Foreign Currencies in which the Securities are denominated in which payment of the principal of (or premium, if any) or interest, if any, on the Securities of the series shall be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, the election may be made, and the time and manner of determining the exchange rate between the Currency or in which the Securities of the series shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of any of the provisions of Section 312;

(19)	the applicability, if any, of Sections 1602 and/or 1603 to the Securities of the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article Sixteen that shall be applicable to the Securities of the series;

(20)	any deletions from, modifications of or additions to the Events of Default or covenants (including any deletions from, modifications of or additions to Section 1009) of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(21)	the percentage or percentages of principal amount at which the Securities of the series shall be issued;

(22)	the designation of the initial Exchange Rate Agent, if any;

(23)	if the Securities of the series are to be convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities will be so convertible or exchangeable;

(24)	any applicable Canadian and U.S. federal income tax consequences; and

(25)	any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).
            All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.
            The Company may, from time to time, without notice or consent of the Holders, create and issue additional Securities of a series so that such additional Securities may be consolidated and form a single series with the Securities of the same series initially issued by the

Company and shall have the same terms as to status, redemption and otherwise as the Securities of the same series originally issued.
            If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
Section 302. Denominations
            The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.
Section 303. Execution, Authentication, Delivery and Dating
            The Securities shall be executed on behalf of the Company by any one of its Chairman, any Deputy Chairman, President, any Senior Vice President or any Vice President, together with any one of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, attested by its Secretary. The signature of any of these officers on the Securities may be manual or facsimile.
            Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Sections 601 and 602) shall be fully protected in relying upon, an Opinion of Counsel stating,
(a)	if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

(b)	if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

(c)	that such Securities, when authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, shall constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture shall affect the Trustee’s own right, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
            Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the time of authentication upon original issuance of the first Security of such series to be issued.
            Each Security shall be dated the date of its authentication.
            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
Section 304. Temporary Securities
            Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Such temporary Securities may be in global form.

            Except in the case of temporary Global Securities (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company shall cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.
            If temporary Global Securities of any series are issued, any such temporary Global Security shall, unless otherwise provided therein, be delivered to the London, England office of a depositary or common depositary (the “Common Depositary”) or the Depositary, as applicable, for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).
            Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company. On or after the Exchange Date such temporary Global Security shall be surrendered by the Common Depositary to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in registered form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and, if any combination thereof is so specified, as requested by the beneficial owner thereof; provided, however, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Common Depositary, such temporary Global Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary Global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary Global Security held for its account then to be exchanged, each in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 301). Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301), dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or Clearstream.
            Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary Global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in the form set forth in Exhibit A-2 to this Indenture (or in such other form as may be established pursuant to Section 301), for credit without further interest thereon on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form set forth in Exhibit A-1 to this Indenture (or in such other form as may be established pursuant to Section 301). Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section and of the third paragraph of Section 303 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 1003.
Section 305. Registration, Registration of Transfer and Exchange
            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of Securities (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register for each series shall be open to inspection by the applicable security registrar (the

“Security Registrar”). The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Company shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided, that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Registered Securities shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be the Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.
            Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.
            At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
            Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, any permanent Global Security shall be exchangeable only as provided in this paragraph. If any beneficial owner of an interest in a permanent Global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 301 and provided that any applicable notice provided in the permanent Global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Company shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent Global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such permanent Global Security shall be surrendered by the Common Depositary or such other Depositary as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent Global Security to be exchanged which shall be in registered form, as shall be specified by the beneficial owner thereof; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities to be redeemed and ending on the relevant Redemption Date if the Security for which exchange is requested may be among those selected for redemption. If a registered Security is issued in exchange for any portion of a permanent Global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.
            If at any time the Depositary for Securities of a series notifies the Company that it is unwilling, unable or no longer qualifies to continue as Depositary for Securities of such series or if at any time the Depositary for Securities for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to the Securities for such series. If a successor to the Depositary for Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company’s election pursuant to Section 301 shall no longer be effective with respect to the Securities for such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.
            The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities.
            Upon the exchange of a global Security for Securities in definitive registered form, such Global Security shall be cancelled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.
            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
            Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the

Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
            No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1305 not involving any transfer.
            The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series and of like tenor selected for redemption under Section 1103 or 1203 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.
            Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Section 304, 306, 906, 1107 or 1305 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security.
Section 306. Mutilated, Destroyed, Lost and Stolen Securities
            If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
            If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a “protected purchaser” (as defined in Article 8 of the UCC), the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
            Notwithstanding the provisions of the previous two paragraphs, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
            Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
            Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 307. Payment of Interest; Interest Rights Preserved
            Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest, if any, on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of the principal of (and premium, if any, on) and interest, if any, on any registered Security may at the Company’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) wire transfer to an account located in the United States maintained by the payee (with wire transfer instructions provided to the Trustee not less than 15 days prior to payment of interest by wire transfer); provided further that principal paid in relation to any Security redeemed at the option of the Company pursuant to Article Eleven, or paid at Maturity, shall be paid to the Holder only upon presentation and surrender of such Security to such office or agency referred to in this Section 307.
            Unless otherwise provided as contemplated by Section 301, every permanent Global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to each of Euroclear and Clearstream with respect to that portion of such permanent Global Security held for its account by the Common Depositary, for the purpose of permitting each of Euroclear and Clearstream to credit the interest, if any, received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.
            Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
(1)	The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record

Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: The Company shall, not less than 30 days prior to the date of any proposed payment of Defaulted Interest, notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)	The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.
            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
Section 308. Persons Deemed Owners
            Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, any Paying Agent, the Security Registrar and any agent of the Company or the Trustee hereunder may treat the Person in whose name such Security is registered upon the Security Register as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, nor the Trustee, nor any Paying Agent, nor the Security Registrar nor any agent of the

Company or the Trustee shall be affected by notice to the contrary. All such payments so made to any Holder for the time being, or upon his order shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.
            No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as Holder of any Security.
Section 309. Cancellation
            All Securities surrendered for payment, redemption, purchase or repayment by the Company at the option of Holders, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order, and, as directed by Company Order in accordance with the customary procedures of the Trustee.
Section 310. Computation of Interest
            Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months. For disclosure purposes under the Interest Act (Canada), whenever in this Indenture or any Securities issued hereunder interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.
            For the foregoing purposes, with respect to any particular series of Securities, each year of 360 days and the period of twelve 30-day months comprised in such year shall be deemed to commence on the day of the month from which interest on the Securities of such series is expressed to accrue upon the original issue thereof.

Section 311. CUSIP Numbers
            The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
Section 312. Currency and Manner of Payments in Respect of Securities
(a)	With respect to Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, payment of the principal of (and premium, if any) and interest, if any, on any Security of such series shall be made in the Currency in which such Security is payable. The provisions of this Section may be modified or superseded with respect to any Securities pursuant to Section 301.

(b)	It may be provided pursuant to Section 301 with respect to Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (or premium, if any) or interest, if any, on such Securities in any of the Currencies which may be designated for such election by delivering to the Trustee a written election with signature guarantees and in the applicable form established pursuant to Section 301, not later than the close of business on the Election Date immediately preceding the applicable payment date. If a Holder so elects to receive such payments in any such Currency, such election shall remain in effect for such Holder or any transferee of such Holder until changed by such Holder or such transferee by written notice to the Trustee (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Default has occurred or with respect to which the Company has deposited funds pursuant to Article Four or Sixteen or with respect to which a notice of redemption has been given by the Company or a notice of option to elect repayment has been sent by such Holder or such transferee). Any Holder of any such Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable Election Date shall be paid the amount due on the applicable payment date in the relevant Currency as provided in Section 312(a). The Trustee shall notify the Exchange Rate Agent as soon as practicable after the Election Date of the aggregate principal amount of Securities for which Holders have made such written election.

(c)	Unless otherwise specified pursuant to Section 301, if the election referred to in paragraph (b) above has been provided for pursuant to Section 301, then, unless otherwise specified pursuant to Section 301, not later than the fourth Business Day after the Election Date for each payment date for Securities of any series, the Exchange Rate Agent shall deliver to the Company a written notice specifying, in the Currency in which Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Securities to be paid on such payment date, specifying the amounts in such Currency so payable in respect of the Securities as to which the Holders of Securities of such series shall have elected to be paid in another Currency as provided in paragraph (b) above. If the election referred to in paragraph (b) above has been provided for pursuant to Section 301 and if at least one Holder has made such election, then, unless otherwise specified pursuant to Section 301, on the second Business Day preceding such payment date the Company shall deliver to the Trustee for such series of Securities an Exchange Rate Officer’s Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. Unless otherwise specified pursuant to Section 301, the Dollar or Foreign Currency amount receivable by Holders of Securities who have elected payment in a Currency as provided in paragraph (b) above shall be determined by the Company on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date, and such determination shall be conclusive and binding for all purposes, absent manifest error.

(d)	If a Conversion Event occurs with respect to a Foreign Currency in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to paragraph (b) above, then, with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency occurring after the last date on which such Foreign Currency was used (the “Conversion Date”), the Dollar shall be the Currency of payment for use on each such payment date. Unless otherwise specified pursuant to Section 301, the Dollar amount to be paid by the Company to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be, in the case of a Foreign Currency other than a currency unit, the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the Currency Unit, in each case as determined by the Exchange Rate Agent in the manner provided in paragraph (f) or (g) below.

(e)	Unless otherwise specified pursuant to Section 301, if the Holder of a Security denominated in any Currency shall have elected to be paid in another Currency as provided in paragraph (b) above, and a Conversion Event occurs with respect to such elected Currency, such Holder shall receive payment in the Currency in which payment would have been made in the absence of such election; and if a Conversion Event occurs with respect to the Currency in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in paragraph (d) above.

(f)	The “Dollar Equivalent of the Foreign Currency” shall be determined by the Exchange Rate Agent and shall be obtained for each subsequent payment date by converting one specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date.

(g)	The “Dollar Equivalent of the Currency Unit” shall be determined by the Exchange Rate Agent and, subject to the provisions of paragraph (h) below, shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment.

(h)	For purposes of this Section 312 the following terms shall have the following meanings:

A “Component Currency” shall mean any Currency which, on the Conversion Date, was a component currency of the relevant currency unit, including, but not limited to, the Euro.

A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fraction thereof which were represented in the relevant currency unit, including, but not limited to, the Euro, on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single Currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single Currency, and such amount shall thereafter be a Specified Amount and such single Currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, having an aggregate Dollar equivalent value at the Market Exchange Rate on the date of such replacement equal to the Dollar equivalent value of the Specified Amount of such former Component Currency at the Market Exchange Rate immediately before such division and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies. If, after the Conversion Date of the relevant currency unit, including, but not limited to, the Euro, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency.

“Election Date” shall mean the date for any series of Securities as specified pursuant to Clause 18 of Section 301 by which the written election referred to in paragraph (b) above may be made.
       All decisions and determinations of the Exchange Rate Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Company, the Trustee and all Holders of such Securities denominated or payable in the relevant Currency. The Exchange Rate Agent shall promptly give written notice to the Company and the Trustee of any such decision or determination.
       In the event that the Company determines in good faith that a Conversion Event has occurred with respect to a Foreign Currency, the Company shall immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee shall promptly thereafter give notice in the manner provided for in Section 106 to the affected Holders) specifying the Conversion Date. In the event the Company so determines that a Conversion Event has occurred with respect to the Euro or any other currency unit in which Securities are denominated or payable, the Company shall immediately give written notice thereof to the Trustee and to the Exchange Rate Agent (and the Trustee shall promptly thereafter give notice in the manner provided for in Section 106 to the affected Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event the Company determines in good faith that any subsequent change in any Component Currency as set forth in the definition of Specified Amount above has occurred, the Company shall similarly give written notice to the Trustee and the Exchange Rate Agent.
       The Trustee shall be fully justified and protected in relying and acting upon information received by it from the Company and the Exchange Rate Agent and shall not otherwise have any duty or obligation to determine the accuracy or validity of such information independent of the Company or the Exchange Rate Agent.

ARTICLE FOUR -
Satisfaction and Discharge
Section 401. Satisfaction and Discharge of Indenture
          This Indenture shall upon a Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Section 1010), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, as to such series, when
(1)	either
(A)	all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or Payment Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1003) have been delivered to the Trustee for cancellation, or

(B)	all Securities of such series and, in the case of (i) or (ii) below, not theretofore delivered to the Trustee for cancellation
(i)	have become due and payable by reason of the mailing of a notice of redemption or otherwise, or

(ii)	shall become due and payable at their Stated Maturity within one year, or

(iii)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the Currency in which the Securities of such Securities are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
(2)	the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and

(3)	the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.
          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Company to the Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.
Section 402. Application of Trust Money
          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee.
ARTICLE FIVE -
Remedies
Section 501. Events of Default
          “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events unless such event is specifically deleted or modified in or pursuant to a supplemental indenture, Board Resolution or Officers’ Certificate establishing the terms of such series pursuant to Section 301 of this Indenture:
(1)	default in the payment of any interest due on any Security of that series when such interest becomes due and payable, and such default is continued for 30 days;

(2)	default in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable;

(3)	default in the performance, or breach, of any of the covenants of the Company in Article Eight of this Indenture in respect of the Securities of that series;

(4)	default in the performance, or breach, of any other covenants of the Company in this Indenture in respect of the Securities of that series, and such default or breach is continued for 60 days after there has been given to the Company a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal of Outstanding Securities of any series affected thereby;

(5)	if an event of default (as defined in any indenture or instrument under which the Company or any Restricted Subsidiary has at the time of this Indenture or shall thereafter have outstanding any Indebtedness) shall have occurred and be continuing, or the Company or any Restricted Subsidiary shall have failed to pay principal amounts with respect to such Indebtedness at maturity and such event of default or failure to pay shall have resulted in Indebtedness under such indentures or instruments being declared due, payable or otherwise being accelerated, in either event so that an amount in excess of the greater of $50,000,000 and 2% of Shareholders’ Equity shall be or become due, payable and accelerated upon such declaration or prior to the date on which the same would otherwise have become due, payable and accelerated (the “accelerated indebtedness”), and such acceleration shall not be rescinded or annulled, or such event of default or failure to pay under such indenture or instrument shall not be remedied or cured, whether by payment or otherwise, or waived by the holders of such accelerated indebtedness, then (a) if the accelerated indebtedness shall be as a result of an event of default which is not related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, it shall not be considered an Event of Default for purposes of this Indenture until 30 days after such Indebtedness has been accelerated, or (b) if the accelerated indebtedness shall occur as a result of such failure to pay principal or interest or as a result of an event of default which is related to the failure to pay principal or interest on the terms, at the times, and on the conditions set out in any such indenture or instrument, then (i) if such accelerated indebtedness is, by its terms, Non-Recourse Debt to the Company or a Restricted Subsidiary, it shall not be considered an Event of Default for purposes of this Indenture; or (ii) if such accelerated indebtedness is recourse to the Company or a Restricted Subsidiary, any requirement in connection with such failure to pay or event of default for the giving of notice or the lapse of time or the happening of any further condition, event or act under such other indenture or instrument in connection with such failure to pay or event of default shall be applicable together with an additional seven days before being considered an Event of Default for purposes of this Indenture;

(6)	the entry of a decree or order by a court of competent jurisdiction adjudging the Company or a Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Restricted Subsidiary under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other applicable insolvency law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a Restricted Subsidiary or of any substantial part of the property of the Company or a Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or a Restricted Subsidiary, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;
(7)	the institution by the Company or a Restricted Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or a Restricted Subsidiary to the institution of bankruptcy or insolvency proceedings against the Company or a Restricted Subsidiary, or the filing by the Company or a Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other applicable insolvency law, or the consent by the Company or a Restricted Subsidiary to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a Restricted Subsidiary or of any substantial part of the property of the Company or a Restricted Subsidiary, or the making by the Company or a Restricted Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or a Restricted Subsidiary in writing of its inability to pay its debts generally as they become due; or

(8)	any other Event of Default provided with respect to Securities of that series.
          Upon the occurrence of an Event of Default pursuant to this Section 501 with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall automatically and without any other action taken by any Person be set for the purpose of determining the Holders of Outstanding Securities of such series entitled to join in any Notice of Default, which record date shall be the close of business on the day the Trustee shall have received such Notice of Default. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided that, unless such Notice of Default shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after expiration of such 90-day period, a Notice of Default contrary to or different from a Notice of Default previously given by a Holder, or from giving, after the expiration of such period, a Notice of Default identical to a Notice of Default that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a record date in respect thereof shall be set pursuant to the provisions of this Section 501.
Section 502. Acceleration of Maturity; Rescission and Annulment
          If an Event of Default described in Section 501 with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount, if any, of the Outstanding Securities of that series, subject to the subordination provisions thereof, if any, declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series and all interest thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.
          At any time after such a declaration of acceleration with respect to Securities of any series (or of all series, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series (or of all series, as the case may be), by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
(1)	the Company has paid or deposited with the Trustee a sum sufficient to pay in the Currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series and except, if applicable, as provided in Sections 312(b), 312(d) and 312(e)),
(A)	all overdue interest, if any, on all Outstanding Securities of that series (or of all series, as the case may be),

(B)	all unpaid principal of (and premium, if any, on) any Outstanding Securities of that series (or of all series, as the case may be) which has become due otherwise than by such declaration of acceleration, and interest, if any, on such unpaid principal (and premium, if any) at the rate or rates prescribed therefor in such Securities,

(C)	to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities, and

(D)	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(2)	all Events of Default with respect to Securities of that series (or of all series, as the case may be) other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities of that series (or of all series, as the case may be) which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.
No such rescission shall affect any subsequent default or impair any right consequent thereon.

               Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 501(5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or otherwise paid in full.
               Upon the Trustee providing any declaration of acceleration, or rescission and annulment thereof pursuant to this Section 502 with respect to Securities of any series all or part of which is represented by a Global Security, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities of such series entitled to join such declaration of acceleration, or rescission and annulment, as the case may be, which record date shall be the close of business on the date the Trustee shall have provided such declaration of acceleration, or rescission and annulment, as the case may be. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such declaration of acceleration, or rescission and annulment, as the case may be, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having been obtained prior to the day which is 90 days after such record date (or their duly appointed agents), such declaration of acceleration, or rescission and annulment, as the case may by, shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a declaration of acceleration, or a rescission and annulment of any such declaration, contrary to or different from a declaration previously given by a Holder, or from giving, after the expiration of such period, a declaration identical to a declaration of acceleration, or rescission and annulment thereof, as the case may be, that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date shall be established pursuant to the provisions of this Section 502.
Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee
The Company covenants that if

(1)	default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)	default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name, as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.
          If an Event of Default with respect to Securities of any series (or of all series, as the case may be) occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series (or of all series, as the case may be) by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 504. Trustee May File Proofs of Claim
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise,
(i)	to file and prove a claim for the whole amount of principal (and premium, if any), or such portion of the principal amount of any series of Original Issue Discount Security or Indexed Securities as may be specified in the terms of such series, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 505. Trustee May Enforce Claims Without Possession of Securities
          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
Section 506. Application of Money Collected
          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee under Section 607;
          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively; and
          THIRD: The balance, to the Person or Persons entitled thereto.
Section 507. Limitation on Suits
          No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Securities of any series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(1)	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)	the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(3)	such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest
          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Sixteen) and in such Security of the principal of (and premium, if any) and (subject to Section 307) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of purchase or repayment by the Company at the option of the Holder, on the Repayment Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section 509. Restoration of Rights and Remedies
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 510. Rights and Remedies Cumulative
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 511. Delay or Omission Not Waiver
          No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 512. Control By Holders
          The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series in respect of which an Event of Default has occurred shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Outstanding Securities of such series, provided that in each case
(1)	such direction shall not be in conflict with any rule of law or with this Indenture, and

(2)	the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          Upon receipt by the Trustee of any such direction with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall automatically and without any further action by any Person be set for the purpose of determining the Holders of Outstanding Securities of such series entitled to join in such direction, which record date shall be the close of business on the day the Trustee shall have received such direction. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent of a Holder) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from a direction previously given by a Holder, or from giving, after the expiration of such period, a direction identical to a direction that has been cancelled pursuant to the proviso to the preceding sentence, in any of which events a new record date in respect thereof shall be set pursuant to the provisions of this Section 512.

Section 513. Waiver of Past Defaults
          Subject to Section 502, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Outstanding Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default
(1)	in the payment of the principal of (or premium, if any) or interest on any Security of such series or the payment of Additional Amounts, if any, or
(2)	in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date (or their duly designated agents), and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
Section 514. Undertaking for Costs
          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 25% in aggregate principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of purchase or repayment by the Company at the option of the Holder, on or after the Repayment Date).

Section 515. Waiver of Stay or Extension Laws
          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted; provided that this section shall not prohibit the Company from exercising any rights it may have under this Indenture to contest any actions taken by the Trustee pursuant to this section.
ARTICLE SIX -
The Trustee
Section 601. Certain Duties and Responsibilities
(a)	Except during the continuance of an Event of Default,
(1)	the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(b)	In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)	this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)	the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(4)	no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)	Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
Section 602. Notice of Defaults
          Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(5) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603. Certain Rights of Trustee
Subject to the provisions of Section 601:

(a)	the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, statutory declaration, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)	any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d)	the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)	the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities (including the reasonable compensation and the expenses and disbursements of its agents and counsel) which might be incurred by it in compliance with such request or direction;

(f)	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)	the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)	the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)	the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)	the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by it to act hereunder;

(k)	the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(l)	In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(m)	In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 604. Not Responsible for Recitals or Issuance of Securities
          The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
Section 605. May Hold Securities
          The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.
Section 606. Money Held in Trust
          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except such as it may agree in writing with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such money shall be paid from time to time upon receipt by the Trustee of a Company Order.

Section 607. Compensation and Reimbursement
The Company agrees

(1)	to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)	except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)	to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, taxes (other than taxes based upon or measured by or determined by the income of the Trustee), damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.
          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.
          The provisions of this Section shall survive the termination of this Indenture.
Section 608. Conflict of Interest
          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 609. Corporate Trustee Required; Eligibility
          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by Federal or State or District of Columbia authority and having its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 610. Resignation and Removal; Appointment of Successor
(a)	No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

(b)	The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee with respect to the Securities of such series.

(c)	The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after receipt by the Trustee of a notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d)	If at any time:
(1)	the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a “protected purchaser” (as defined in Article 8 of the UCC) of a Security for at least six months, or

(2)	the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)	the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities of such series, or (ii) subject to Section 514, any Holder who has been a “protected purchaser” (as defined in Article 8 of the UCC) of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e)	If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner required by Section 611, any Holder who has been a “protected purchaser” as defined in Article 8 of the UCC of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)	The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of

Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
Section 611. Acceptance of Appointment by Successor
(a)	In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)	In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall, upon payment of all of its fees and other charges, duly assign, transfer and deliver to such successor Trustee, unless contemplated otherwise by such supplemental indentures, all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)	Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)	No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
Section 612. Merger, Conversion, Consolidation or Succession to Business
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
          In case any of the Securities shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 613. Preferential Collection of Claims Against Company
          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such obligor).
Section 614. Appointment of Authenticating Agent
          At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. The Trustee shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall in a written agreement delivered to the Trustee and to the Company accept such appointment and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by U.S. Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

          If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
          This is one of the Securities of the series designated therein referred to in, and is issued under, the within-mentioned Indenture.

As Trustee

Dated:	By:
As Authenticating Agent

By:

Authorized Signatory
Section 615. Appointment of Co-Trustees
          It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.
          In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.
          Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company at the expense of the Company; provided that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company’s name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.
ARTICLE SEVEN -
Holders’ Lists and Reports by Trustee and Company
Section 701. Company to Furnish Trustee Names and Addresses of Holders
          The Company shall furnish or cause to be furnished to the Trustee
(a)	semi-annually, not later than 15 days after the Regular Record Date for interest for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of such series as of such Regular Record Date, or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution or indenture supplemental hereto authorizing such series; provided however, that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and at such time as the Trustee is acting as Security Registrar for the applicable series of Securities, and

(b)	at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
Section 702. Preservation of Information; Communications to Holders
(a)	The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar for the applicable series of Securities, if acting in such capacity. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished. The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and principles of the Trustee shall be as provided by the Trust Indenture Act.

(b)	Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 703. Reports By Trustee
(a)	The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15th commencing with the year ___deliver to Holders a brief report, which complies with the provisions of such Section 313(a).

(b)	A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.
Section 704. Reports By Company
(1)	The Company shall file with the Trustee, within 15 days after the date the Company is required to file the same with the Commission, copies, which may be in electronic format, of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.

(2)	The Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations.

(3)	Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall provide the Trustee:
(A)	within 140 days after the end of each fiscal year, the information required to be contained in annual reports on Form 40-F, 20-F or 10-K, as applicable (or any successor form); and

(B)	within 60 days after the end of each of the first three fiscal quarters of each fiscal year the information required to be contained in reports on Form 6-K (or any successor form) which, regardless of applicable requirements, shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the

Toronto Stock Exchange, whether or not the Company has any of its securities so listed.
(4)	The Company shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 15 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
          Each of the above reports referred to in Clauses (1) through (4) above in this Section, to the extent permitted by the rules and regulations of the Commission, shall be prepared in accordance with Canadian disclosure requirements and GAAP; provided, however, that the Company shall not be obligated to file such reports with the Commission if the Commission does not permit such filings.
          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE EIGHT -
Consolidation, Merger, Conveyance, Transfer or Lease
Section 801. Company May Consolidate, Etc., Only on Certain Terms
          The Company shall not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other Person, or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets to any Person, unless:
(1)	the Person formed by or continuing from such consolidation or amalgamation or into which the Company is merged or with which the Company enters into such statutory arrangement or the Person which acquires or leases all or substantially all of the Company’s properties and assets (the “Successor Corporation”) (A) is organized and existing under the laws of the United States, any State thereof or the District of Columbia, or the laws of Canada or any province or territory thereof, or, if such consolidation, amalgamation, merger, statutory arrangement or other transaction would not impair the rights of Holders, in any other country, provided that if such Successor Corporation is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, or the laws of Canada or any province or territory thereof, the Successor Corporation assumes the Company’s obligations under the Securities and this Indenture to pay Additional Amounts, and, in connection therewith, for purposes of Sections 1010 and 1109, the name of such successor jurisdiction shall be added with Canada in each place that Canada appears therein and (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, or assumes by operation of law, the Company’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities (including any Additional Amounts under Section 1010 hereof) and all of the Company’s obligations under this Indenture;
(2)	immediately before and after giving effect to such transaction, no Event of Default and no event which after notice or lapse of time or both would become an Event of Default shall have happened and be continuing; and
(3)	the Company or such Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, statutory arrangement, conveyance, transfer or lease and such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.
          This Section shall only apply to a merger, statutory arrangement, amalgamation or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor.
Section 802. Successor Corporation Substituted
          In case of any such consolidation, amalgamation, merger, statutory arrangement, sale, conveyance or lease and upon the assumption by the Successor Corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Corporation shall succeed to and be substituted for the Company, with the same effect as if it had been the Company and the Company shall thereupon be relieved of any further obligation or liabilities hereunder or upon the Securities, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound-up or liquidated. Such Successor Corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall certify and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for certification, and any Securities which such Successor Corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of this Indenture.

          In case of any such consolidation, amalgamation, merger, statutory arrangement, sale, conveyance or lease, or change in the name of the Company, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may, in the opinion of the Trustee, be appropriate.
Section 803. Securities to be Secured in Certain Events
          If, upon the consummation of any transaction referenced in Section 801, any of the Company’s Principal Properties would thereupon become subject to a Mortgage, then unless such Mortgage could be created pursuant to Section 1006 without equally and ratably securing the Securities, the Company, prior to or simultaneously with such transaction, shall secure the Outstanding Securities (together with, if the Company shall so determine, any other Indebtedness of the Company now existing or hereafter created which is not subordinate to the Securities) equally and ratably with or prior to the Indebtedness secured by such Mortgage, or shall cause such Outstanding Securities to be so secured; provided that, for the purpose of providing such equal and ratable security, the principal amount of Original Issue Discount Securities and Indexed Securities shall mean that amount which would at the time of making such effective provision be due and payable pursuant to Section 502 and the terms of such Original Issue Discount Securities and Indexed Securities upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and ratable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time pursuant to the terms of such Original Issue Discount Securities and Indexed Securities.
ARTICLE NINE -
Supplemental Indentures
Section 901. Supplemental Indentures Without Consent of Holders
          Without the consent of any Holders, the Company, when authorized by a Board Resolution, any Guarantors of the affected Securities, if applicable, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(1)	to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or
(2)	to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or
(3)	to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities stating that such Events of Default are being included solely for the benefit of such series); or
(4)	to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities registrable or not registrable as to principal or to permit or facilitate the issuance of Securities in uncertificated form; or
(5)	to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
(6)	to secure the Securities pursuant to the requirements of Sections 803 and 1006 or otherwise; or
(7)	to confirm and evidence the release, termination or discharge of any guarantee or security in respect of any Securities when such release, termination or discharge, as applicable, is permitted by this Indenture; or
(8)	to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or
(9)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or
(10)	to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or
(11)	to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 401, 1602 and 1603; provided that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect; or

(12)	to comply with Article Eight; or
(13)	to comply with requirements of the Commission, if any, to effect and maintain the qualification of this Indenture under the Trust Indenture Act.
Section 902. Supplemental Indentures With Consent of Holders
          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, any Guarantors of the affected Securities, if applicable, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture applicable to such series of Securities or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series,

(1)	change the Stated Maturity of the principal of (or premium, if any) or any installment of interest on any Security of such series, or reduce the principal amount thereof (or premium, if any) or the rate of interest, if any, thereon, or change any obligation of the Company to pay Additional Amounts contemplated by Section 1010 (except as contemplated by Section 801(1) and permitted by Section 901(1)), or reduce the amount of the principal of an Original Issue Discount Security of such series that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502 or the amount thereof provable in bankruptcy pursuant to Section 504, or adversely affect any right of repayment at the option of any Holder, or change any Place of Payment where, or the Currency in which, principal on any Security of such series or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 301 herein; or
(2)	reduce the percentage in aggregate principal amount of the Outstanding Securities of such series required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture which affect such series or certain defaults applicable to such series hereunder and their consequences provided for in this Indenture, or reduce the requirements of Sections 1505 and 1506 with respect to a quorum or voting; or
(3)	modify any of the provisions of this Section, Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture which affect such series cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series.
          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date or their duly designated agents, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 904. Effect of Supplemental Indentures
          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 905. Conformity with the Trust Indenture Act
          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
Section 906. Reference in Securities to Supplemental Indentures
          Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
Section 907. Notice of Supplemental Indentures
          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.
ARTICLE TEN -
Covenants
Section 1001. Payment of Principal, Premium and Interest
          The Company covenants and agrees for the benefit of the Holders of each series of Securities that it shall duly and punctually pay the principal of (and premium, if any) and interest, if any (including, in the case of a default or an Event of Default, interest at the rate specified therein on the amount in default) on the Securities of that series in accordance with the terms of the Securities and this Indenture.
Section 1002. Maintenance of Office or Agency
          The Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series that are convertible or exchangeable may be surrendered for conversion or exchange, as applicable, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 1003. Money for Securities Payments to Be Held in Trust
          If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, on Securities of such series so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.
          Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, prior to each due date of the principal of (and premium, if any) or interest, if any, on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1)	hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(2)	give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and
(3)	at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
          Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Security of any series and remaining unclaimed for two years (or such shorter period as may be specified by applicable abandoned property statutes) after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a business newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company.
Section 1004. Corporate Existence
          Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

Section 1005. Payment of Taxes and Other Claims
          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Section 1006. Negative Pledge
          So long as any Securities are Outstanding and subject to the terms of this Indenture, the Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, issue, assume or otherwise have outstanding any Mortgage on or over any Principal Property now owned or hereafter acquired by the Company or a Restricted Subsidiary to secure any Indebtedness, or on shares of stock or Indebtedness of any Restricted Subsidiary, now owned or hereafter acquired by the Company or a Restricted Subsidiary to secure any Indebtedness, unless at the time thereof or prior thereto the Outstanding Securities (together with, if and to the extent the Company shall so determine, any other Indebtedness then existing or thereafter created) are secured equally and ratably with (or prior to) any and all Indebtedness for so long as such Indebtedness shall be secured by such Mortgage, provided, however, that the foregoing covenants shall not apply to or operate to prevent or restrict any of the following:
(a)	any Mortgage on property, shares of stock or Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary or created, incurred, issued or assumed in connection with the acquisition of any such Person;
(b)	any Mortgage on any Principal Property created, incurred, issued or assumed at or prior to the time such property became a Principal Property or existing at the time of acquisition of such Principal Property by the Company or a Restricted Subsidiary, whether or not assumed by the Company or such Restricted Subsidiary, provided that no such Mortgage shall extend to any other Principal Property of the Company or any Restricted Subsidiary;
(c)	any Mortgage on all or any part of any Principal Property (including any improvements or additions to improvements on a Principal Property) hereafter acquired, developed, expanded or constructed by the Company or any Restricted Subsidiary to secure the payment of all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction of such Principal Property or of improvements or additions to improvements thereon (or to secure any Indebtedness incurred by the Company or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price, cost of acquisition or cost of development, expansion or construction thereof or of improvements or additions to improvements thereon) created prior to, at the time of, or within 360 days after the later of, the acquisition, development, expansion or completion of construction (including construction of improvements or additions to improvements thereon), or commencement of full operation of such Principal Property, provided that no such Mortgage shall extend to any other Principal Property of the Company or a Restricted Subsidiary other than, in the case of any such construction, improvement, development, expansion or addition to improvements, all or any part of any other Principal Property on which the Principal Property so constructed, developed or expanded, or the improvement or addition to improvement, is located;
(d)	any Mortgage on any Principal Property of any Restricted Subsidiary to secure Indebtedness owing by it to the Company or to another Restricted Subsidiary;
(e)	any Mortgage on any Principal Property of the Company to secure Indebtedness owing by it to a Restricted Subsidiary;
(f)	any Mortgage on any Principal Property or other assets of the Company or any Restricted Subsidiary existing on the date of this Indenture or arising thereafter pursuant to contractual commitments entered into prior to the date of this Indenture;
(g)	any Mortgage on any Principal Property or other assets of the Company or any Restricted Subsidiary created for the sole purpose of extending, renewing, altering or refunding any of the foregoing Mortgages, provided that the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal, alteration or refunding, plus an amount necessary to pay fees and expenses, including premiums, related to such extensions, renewals, alterations or refundings, and that such extension, renewal, alteration or refunding Mortgage shall be limited to all or any part of the same Principal Property and improvements and additions to improvements thereon and/or shares of stock and Indebtedness of a Restricted Subsidiary which secured the Mortgage extended, renewed, altered or refunded or either of such property or shares of stock or Indebtedness; or
(h)	any Mortgage on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary created, incurred, issued or assumed to secure Indebtedness of the Company or any Restricted Subsidiary, which would otherwise be subject to the foregoing restrictions of this Section 1006, in an aggregate amount which, together with the aggregate principal amount of other Indebtedness secured by Mortgages on any Principal Property or on any shares of stock or Indebtedness of any Restricted Subsidiary then outstanding (excluding any such Indebtedness secured by Mortgages permitted under the foregoing exceptions) and the Attributable Debt in respect of all Sale and Leaseback Transactions entered into after the date of this Indenture (not including Attributable Debt in respect of any such Sale and Leaseback Transactions the proceeds of which are applied in accordance with Section 1007), would not at the time exceed 10% of Consolidated Net Tangible Assets.

          For purposes of this Section 1006 and Section 1007, the giving of a guarantee which is secured by a Mortgage on a Principal Property or on shares of stock or Indebtedness of any Restricted Subsidiary, and the creation of a Mortgage on a Principal Property or on shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness which existed prior to the creation of such Mortgage, shall be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Mortgage but the amount of Indebtedness secured by Mortgages on any Principal Property and shares of stock and Indebtedness of Restricted Subsidiaries shall be computed without cumulating the underlying Indebtedness with any guarantee thereof or Mortgage securing the same.
          For purposes of this Section 1006, the following types of transactions shall not be deemed to be Mortgages securing Indebtedness and, accordingly, nothing contained in this section shall prevent, restrict or apply to (i) any acquisition by the Company or any Restricted Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in base metals, precious metals, oil, gas or any other mineral or timber in place or the proceeds thereof; (ii) any conveyance or assignment whereby the Company or any Restricted Subsidiary conveys or assigns to any Person or Persons an interest in base metals, precious metals, oil, gas or any other mineral or timber in place or the proceeds thereof; or (iii) any Mortgage upon any property or assets owned or leased by the Company or any Restricted Subsidiary or in which the Company or any Restricted Subsidiary owns an interest to secure to the Person or Persons paying the expenses of developing or conducting operations for the recovery, storage, transportation or sale of the mineral resources of the said property (or property with which it is utilized) the payment to such Person or Persons of the Company’s or the Restricted Subsidiary’s proportionate part of such development or operating expense; provided that such Mortgage does not extend beyond such property or assets and that the principal amount of any Indebtedness secured thereby does not exceed the amount of such expenses.
Section 1007. Limitation on Sale and Leaseback Transactions
          The Company shall not itself, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction after the date of this Indenture, unless:
(a)	such transaction involves a lease or right to possession or use for a temporary period not to exceed three years following such transaction, by the end of which it is intended that the use of such property by the lessee shall be discontinued,
(b)	immediately prior to the entering into of such transaction, the Company or such Restricted Subsidiary could create a Mortgage on such Principal Property securing Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction, or
(c)	the proceeds of such transaction (a) are equal to or greater than the fair market value (as determined by the Board of Directors) of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction and (b) within 180 days after such transaction, are applied to either the payment of all or any part of the purchase price, cost of acquisition, cost of development, cost of expansion or cost of construction of a Principal Property or cost of improvements or additions to improvements thereon or the prepayment (other than mandatory prepayment) of Funded Debt of the Company or any Restricted Subsidiary (other than Funded Debt held by the Company or any Restricted Subsidiary).
Section 1008. Statement by Officers as to Compliance
          The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Sections 1004 to 1007, inclusive, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
Section 1009. Waiver of Certain Covenants
          The Company may, with respect to any series of Securities, omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1007, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive compliance with any covenant or condition hereunder. If a record date is fixed, the Holders of such record date, or their duly appointed agents, and only such Persons shall be entitled to waive any such compliance, whether or not such Holders remain Holders after such record date, provided that unless the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall have waived such compliance prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
Section 1010. Additional Amounts
          Unless otherwise provided pursuant to Section 301, all payments made by or on behalf of the Company under or with respect to the Securities of any series (or by any Guarantor with respect to any guarantee of any such Security) shall be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Canadian Taxes”), unless the Company is required to withhold or deduct

Canadian Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the Securities, the Company shall pay to each Holder as additional interest such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder after such withholding or deduction (and after deducting any Canadian Taxes on such Additional Amounts) shall not be less than the amount the Holder would have received if such Canadian Taxes had not been withheld or deducted. However, no Additional Amounts shall be payable with respect to a payment made to a Holder (such Holder, an “Excluded Holder”):
(i)	with which the Company does not deal at arm’s length (for purposes of the Income Tax Act (Canada)) at the time of the making of such payment;

(ii)	which is subject to such Canadian Taxes by reason of the Holder being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere holding of Securities or the receipt of payments thereunder;

(iii)	which is subject to such Canadian Taxes by reason of the Holder’s failure to comply with any certification, identification, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of, such Canadian Taxes; or

(iv)	which is subject to such Canadian Taxes because the Holder is not entitled to the benefit of an applicable treaty by reason of the legal nature of such Holder.
          The Company shall also:
(i)	make such withholding or deduction; and

(ii)	remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.
          The Company shall furnish to the Holders, within 60 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by the Company.
          The Company shall indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount (excluding any Additional Amounts that have been previously paid by the Company), of:
(i)	any Canadian Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities;

(ii)	any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and
(iii)	any Canadian Taxes imposed with respect to any reimbursement under Clause (i) or (ii) in this paragraph, but excluding any such Canadian Taxes on such Holder’s net income.
          Wherever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), interest, if any, or any other amount payable under or with respect to a Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Section 1011. Calculation of Original Issue Discount
          The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the U.S. Internal Revenue Service and the Holders relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.
ARTICLE ELEVEN -
Redemption of Securities
Section 1101. Applicability of Article
          Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with the terms of such series and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.
Section 1102. Election to Redeem; Notice to Trustee
          The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the tenor, if applicable, of the Securities to be redeemed, and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.
Section 1103. Selection by Trustee of Securities to Be Redeemed
          If less than all the Securities of any series are to be redeemed (unless all of the Securities of a specified tenor are to be redeemed), the particular Securities of a specified tenor to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and of the tenor subject to such redemption and not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series and specified tenor of a denomination larger than the minimum authorized denomination for Securities of that series and specified tenor.
          The Trustee shall promptly notify the Company and the Security Registrar (if other than the Trustee or the Company) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
Section 1104. Notice of Redemption
          Except as otherwise specified or contemplated in Section 301, notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.
          All notices of redemption shall state:
(1)	the Redemption Date,
(2)	the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1106, if any,
(3)	if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,
(4)	in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,
(5)	that on the Redemption Date the Redemption Price shall become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date,
(6)	the place or places where such Securities are to be surrendered for payment of the Redemption Price,

(7)	that the redemption is for a sinking fund, if such is the case, and
(8)	CUSIP numbers of such Securities to be redeemed.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
Section 1105. Deposit of Redemption Price
          On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest, if any, on, all the Securities which are to be redeemed on that date.
Section 1106. Securities Payable on Redemption Date
          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall, if the same were interest bearing, cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
Section 1107. Securities Redeemed in Part
          Any Security which is to be redeemed only in part (pursuant to this Article Eleven or Article Twelve) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Global Security is so surrendered, such new Security so issued shall be a new Global Security.
Section 1108. Purchase of Securities
          The Company shall have the right at any time and from time to time to purchase Securities in the open market or otherwise at any price.

Section 1109. Tax Redemption
          Unless otherwise specified pursuant to Section 301, the Company shall have the right to redeem at any time, in whole but not in part, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to, but not including, the date fixed for redemption, upon the giving of a notice as described below, if the Company determines that (i) as a result of (A) any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada (or the jurisdiction of organization of the Company’s successor) or of any political subdivision or taxing authority thereof or therein affecting taxation or (B) any change in the official position regarding the application or interpretation of such laws, regulations or rulings by any legislative body, court, governmental agency or regulatory authority (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified pursuant to Section 301, if any date is so specified, or the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, the Company has or shall become obligated to pay, on the next succeeding date on which interest is due, Additional Amounts pursuant to Section 1010, or (ii) on or after a date specified pursuant to Section 301, if any date is so specified, or the date a party organized in a jurisdiction other than Canada or the United States becomes the Company’s successor, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada (or the jurisdiction of organization of the Company’s successor) or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to the Company, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the Opinion of Counsel to the Company, shall result in the Company becoming obligated to pay, on the next succeeding date on which interest is due, Additional Amounts with respect to any Security of such series and, in any such case set forth in Clause (i) or (ii) above, the Company in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Company; provided, however, that (a) no such notice of redemption may be given earlier than 60 or later than 30 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts were a payment in respect of the Securities then due and such notice shall specify the date fixed for redemption, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.
          In the event that the Company elects to redeem a series of Securities pursuant to this Section 1109, the Company shall deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to redeem such series of Securities pursuant to their terms.
ARTICLE TWELVE -
Sinking Funds
Section 1201. Applicability of Article
          The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

          The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any mandatory sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.
Section 1202. Satisfaction of Sinking Fund Payments with Securities
          Subject to Section 1203, in lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company (1) may deliver to the Trustee Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company, (a) pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series or (b) have been purchased or repaid by the Company through the exercise of an option by the Holder as provided for in the terms of such Securities; provided, however, that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the mandatory sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
Section 1203. Redemption of Securities for Sinking Fund
          Not more than 60 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without, with respect to such payment date, the option to deliver or credit Securities as provided in Section 1202 and without the right to make any optional sinking fund payment, if any, with respect to such series pursuant to Section 1202 and shall also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.
          Prior to any sinking fund payment date, the Company shall pay to the Trustee or a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in cash a sum equal to any interest that will accrue to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section 1203.
          Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Company, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund. Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Company, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any Paying Agent will be reimbursed by the Company) not in excess of the principal amount thereof.
ARTICLE THIRTEEN -
Purchase or Repayment of Securities by the Company at Option of Holders
Section 1301. Applicability of Article
          Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof shall be made in accordance with the terms of such Securities and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article Thirteen.
Section 1302. Notice of Repayment Date
          Notice of any Repayment Date with respect to Securities of any series shall, unless otherwise specified by the terms of the Securities of such series, be given by the Company not earlier than 45 nor later than 30 days prior to such Repayment Date to each Holder of Securities of such series in accordance with Section 106.
          Such notice shall state:
(1)	the Repayment Date;

(2)	the Repayment Price and accrued interest, if any, to the Repayment Date;
(3)	the place or places where, and the date by which, such Securities are to be surrendered for payment of the Repayment Price;

(4)	a description of the procedure which a Holder must follow to exercise the purchase or repayment option;
(5)	that exercise of the purchase or repayment option to elect repayment is irrevocable; and

(6)	such other information as the Company may consider appropriate for inclusion.
Section 1303. Deposit of Repayment Price
          On or prior to the Repayment Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Repayment Price of and (unless the Repayment Date shall be an Interest Payment Date) accrued interest, if any, on all of the Securities of such series which are to be repaid on that date.
Section 1304. Securities Payable on Repayment Date
          Holders having duly exercised the option to require purchase or repayment by the Company on any Repayment Date as specified in the form of Security for such series as provided in Section 203, the Securities of such series so to be purchased or repaid shall, on the Repayment Date, become due and payable at the Repayment Price applicable thereto and from and after such date (unless the Company shall default in the payment of the Repayment Price and accrued interest, if any) such Securities shall cease to bear interest. Upon surrender of any such Security for purchase or repayment in accordance with the terms of such Security, provided the option has been duly exercised and the Security duly surrendered as specified in the form of such Security, such Security shall be paid by the Company at the Repayment Price together with accrued interest to the Repayment Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
          If any Security shall not be paid upon due exercise of the option and surrender thereof for purchase or repayment, the principal (and premium, if any) (together with interest, if any, accrued to the Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate prescribed therefor in such Security.
Section 1305. Securities Repaid in Part
          Any Security which by its terms may be purchased or repaid by the Company in part at the option of the Holder and which is to be purchased or repaid only in part by the Company shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unpurchased or unrepaid portion of the principal of the Security so surrendered.
ARTICLE FOURTEEN -
Concerning the Holders
Section 1401. Action by Holders
          Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by an instrument or a number of instruments as provided in Section 104, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article Fourteen, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.
Section 1402. Proof of Record of Holders’ Meeting
          Subject to the provisions of Sections 601 and 1505, the record of any Holders’ meeting shall be proved in the manner provided in Section 1506.
Section 1403. Identification of Company-Owned Securities
          Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities; and, subject to the provisions of Section 601, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.
Section 1404. Revocation of Consents; Future Holders Bound
          At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 1401, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included in the Securities the Holders of which have consented to or are bound by consents to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 1402, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future holders and owners of such Security and of any Security issued on registration of transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security or such other Security.

ARTICLE FIFTEEN -
Holders’ Meetings
Section 1501. Purposes of Meetings
          A meeting of Holders of any or all series of Securities may be called at any time and from time to time pursuant to the provisions of this Article Fifteen for any of the following purposes:
(1)	to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders of any or all series of Securities pursuant to any of the provisions of Article Five;
(2)	to remove the Trustee and nominate a successor trustee with respect to the Securities of such series pursuant to the provisions of Article Six;
(3)	to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 902; or
(4)	to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of such series under any other provision of this Indenture or under applicable law.
          Notwithstanding the foregoing, any action referred to in Clauses (1) through (4) above may be taken by the Holders without a meeting, without prior notice and without a vote if a consent or consents in writing shall be signed by the Holders of any, or all, series of Securities, as the case may be, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.
Section 1502. Call of Meetings By Trustee
          The Trustee may at any time call a meeting of Holders of any or all series of Securities to take any action specified in Section 1501, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Holders of any series of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed to all Holders of Securities of such series at their addresses as they shall appear on the Security Register. Such notice shall be mailed not less than 20 nor more than 180 days prior to the date fixed for the meeting.
Section 1503. Call of Meetings By Company or Holders
          In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of any series, shall have requested the Trustee to call a meeting of the Holders of such series, by written request setting forth in reasonable detail the action proposed to be taken at the meeting and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place in said Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 1501, by mailing notice thereof as provided in Section 1502.
Section 1504. Qualifications for Voting
          To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 1505. Regulations
          Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulation, the holding of Securities shall be proved in the manner specified in Section 1402 and the appointment of any proxy shall be proved in the manner specified in said Section 1402 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, broker or trust company.
          The Trustee shall, by an instrument in writing, appoint a temporary chairman and a temporary secretary of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1503, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman and a temporary secretary. A permanent chairman and a permanent secretary of the meeting shall be elected by the Persons holding or representing a majority of the Securities represented at the meeting.
          Subject to the provisions of Section 1404, at any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the permanent chairman (or the temporary chairman, if no permanent chairman shall have been elected pursuant to this Section) of the meeting to be not Outstanding. Neither the temporary chairman nor the permanent chairman of the meeting shall have a right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 1502 or 1503 may be adjourned from time to time by the Persons holding or representing a majority in aggregate principal amount of the Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

          At any meeting of Holders, the presence of Persons holding or representing Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the Persons holding or representing a majority of the Securities represented at the meeting may adjourn such meeting with the same effect for all intents and purposes, as though a quorum had been present.
Section 1506. Voting
          The vote upon any resolutions submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman (or the temporary chairman, if no permanent chairman shall have been elected pursuant to Section 1505) of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the permanent secretary (or the temporary secretary, if no permanent secretary shall have been elected pursuant to Section 1505) of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the permanent secretary (or the temporary secretary, if no permanent secretary shall have been elected pursuant to Section 1505) of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 1502. The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and the permanent secretary of the meeting (or if no permanent chairman and/or permanent secretary shall have been elected pursuant to Section 1505, then the temporary chairman and/or the temporary secretary, as the case may be, shall take such action) and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
          Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 1507. No Delay of Rights By Meeting
          Nothing in this Article Fifteen contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

ARTICLE SIXTEEN -
Defeasance and Covenant Defeasance
Section 1601. Applicability of Article; Company Option to Effect Defeasance or Covenant Defeasance
          Except as otherwise specified in Section 301 for Securities of any series, the provisions of this Article shall apply to each series of the Securities. The Company may at its option by Board Resolution, at any time, with respect to the Securities of any series, elect to have either Section 1602 (if applicable) or Section 1603 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth below in this Article Sixteen.
Section 1602. Defeasance and Discharge
          Upon the Company’s exercise of the above option applicable to this Section with respect to Securities of any series, the Company (and any applicable Guarantor) shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1605 and the other Sections of the Indenture referred to in (A) and (B) below of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities of such series to receive solely from the trust fund described in Section 1604 and as more fully set forth in such Section, payments in respect of the principal of and interest, if any, on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 1010, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder and (D) this Article Sixteen. Subject to compliance with this Article Sixteen, the Company may exercise its option under this Section 1602 with respect to Securities of any series notwithstanding the prior exercise of its option under Section 1603 with respect to the Securities of such series.
Section 1603. Covenant Defeasance
          Upon the Company’s exercise of the above option applicable to this Section with respect to Securities of any series, the Company (and any applicable Guarantor) shall be released from its obligations under Sections 704, 802, 803, 1004, 1005, 1006 and 1007 with respect to the Outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”, and such Securities shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder). For this purpose, such covenant defeasance means that with respect to such Outstanding Securities the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenants set out in Sections 704, 802, 803, 1004, 1005, 1006 and 1007, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby. In addition, upon the Company’s exercise of such covenant defeasance, subject to the conditions set forth in Section 1604 below, Clauses (3), (4), (5) and (8) of Section 501 hereof shall not constitute “Events of Default”.
Section 1604. Conditions to Defeasance or Covenant Defeasance
          The following shall be the conditions to application of either Section 1602 or Section 1603 to the Outstanding Securities of any series:
(1)	the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Sixteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest, if any, in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment of principal of and premium, if any, and interest, if any, under such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of financial advisors or independent chartered accountants (expressed in a written certification thereof delivered to the Company, as evidenced by an Officers’ Certificate delivered to the Trustee), to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest, if any, on the Outstanding Securities of such series on the Stated Maturity (or Redemption Date, if applicable) of such principal or interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of the Securities of such series. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S.

Government Obligation held by such custodian or the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt;
(2)	no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;
(3)	such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(4)	in the case of an election under Section 1602, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and shall be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
(5)	in the case of an election under Section 1603, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities of such series shall not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
(6)	such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitation which may be imposed on the Company in connection therewith pursuant to Section 301;
(7)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1602 or the covenant defeasance under Section 1603 (as the case may be) have been complied with;
(8)	the Company is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit and after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(9)	the Company has delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Canada Revenue Agency to the effect that the Holders of such Outstanding Securities shall not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purpose as a result of such defeasance or covenant defeasance and shall be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance not occurred (and for the purposes of such opinion, such counsel shall assume that Holders of the Securities include Holders who are not resident in Canada).

Section 1605.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions
          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1604 in respect of the Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1604 or the principal (and premium, if any) and interest, if any received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.
          Anything in this Article Sixteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in Section 1604 which, in the opinion of a nationally recognized firm of financial advisors or independent public accountants (expressed in a written certification thereof delivered to the Company, together with an Officers’ Certificate delivered to the Trustee), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.
Section 1606. Reinstatement
          If a Trustee or any Paying Agent is unable to apply any money in accordance with Section 1605 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1602 or 1603, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1605; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE SEVENTEEN -
Miscellaneous Provisions
Section 1701. Consent to Jurisdiction and Service of Process
          The Company irrevocably submits to the jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or any Security. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in the courts of Canada (or any other courts to the jurisdiction of which the Company is subject) by a suit upon such judgment, provided that service of process is effected upon the Company in the manner specified in the following paragraph or as otherwise permitted by law; provided, however, that the Company does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration or review of, any such judgment.
          As long as any of the Securities remain outstanding, the Company shall at all times have an authorized agent in the Borough of Manhattan, The City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to the Indenture or any Security. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at 111- 8th Avenue, 13th Floor, New York, New York 10011, Attention: Treasurer (or at such other address in the Borough of Manhattan, The City of New York, as the Company may designate by written notice to the Trustee).
          The Company hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraphs by service upon such agent together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the Company set forth in the first paragraph of this instrument or to any other address of which the Company shall have given written notice to the Trustee. The Company irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service (i) shall be deemed in every respect effective service of process upon the

Company in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.
          Nothing in this Section shall affect the right of the Trustee or any Holder to serve process in any manner permitted by law or limit the right of the Trustee to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.
          THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY
Section 1702. Indenture and Securities Solely Corporate Obligations
          No recourse under or upon any obligation, covenant or agreement of this Indenture, any supplemental indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company or of any Successor Corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or any of the Securities or implied therefrom; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.

Section 1703. Execution in Counterparts
          This Indenture may be executed in any number of counterparts (either by facsimile or by original manual signature), each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

TECK COMINCO LIMITED
By:
Ronald A. Millos
Chief Financial Officer

By:
Ronald J. Vance
Senior Vice President Corporate Development

Attested by:

Karen L. Dunfee
Corporate Secretary, Teck Cominco Limited

THE BANK OF NEW YORK MELLON
By:

EXHIBIT A
FORMS OF CERTIFICATION
EXHIBIT A-1
FORM OF CERTIFICATE TO BE GIVEN BY
PERSON ENTITLED TO OBTAIN INTEREST PAYABLE PRIOR
TO THE EXCHANGE DATE
CERTIFICATE
TECK COMINCO LIMITED
% [NOTES][DEBENTURES] DUE
          This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States federal income taxation regardless of its source (“United States persons(s)”), (ii) are owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in United States Treasury Regulations Section 2.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise Teck Cominco Limited or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and, in addition, if the owner is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
          As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the above-captioned Securities held by you for our account in accordance with your Operating Procedures if any applicable statement

A-1-1

herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.
          This certificate excepts and does not relate to [U.S.$]                     of such interest in the above-captioned Securities in respect of which we are not able to certify and as to which we understand an exchange for an interest in a Permanent Global Security or an exchange for and delivery of definitive Securities (or, if relevant, collection of any interest) cannot be made until we do so certify.
          We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the 15th day prior to (i) the Exchange Date or (ii) the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[Name of Person Making Certification]

(Authorized Signatory)
Name:
Title:

A-1-2

EXHIBIT A-2
FORM OF CERTIFICATE TO BE GIVEN BY EUROCLEAR
AND CLEARSTREAM, LUXEMBOURG IN
CONNECTION WITH THE EXCHANGE OF A PORTION OF A
TEMPORARY GLOBAL SECURITY OR TO OBTAIN INTEREST
PAYABLE PRIOR TO THE EXCHANGE DATE
CERTIFICATE
TECK COMINCO LIMITED
% [NOTES][DEBENTURES] DUE
          This is to certify that based solely on written certifications that we have received in writing, by tested telex or by electronic transmission from each of the persons appearing in our records as persons entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially in the form attached hereto, as of the date hereof, [U.S.$]                     principal amount of the above-captioned Securities (i) is owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States person(s)”), (ii) is owned by United States person(s) that are (a) foreign branches of United States financial institutions (financial institutions, as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) are herein referred to as “financial institutions”) purchasing for their own account or for resale, or (b) United States person(s) who acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such financial institution has agreed, on its own behalf or through its agent, that we may advise Teck Cominco Limited or its agent that such financial institution will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and, to the further effect, that financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.
          As used herein, “United States” means the United States of America (including the states and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.
          We further certify that (i) we are not making available herewith for exchange (or, if relevant, collection of any interest) any portion of the temporary global Security representing the above-captioned Securities excepted in the above-referenced certificates of Member Organizations and (ii) as of the date hereof we have not received any notification from any of our

A-2-1

Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, collection of any interest) are no longer true and cannot be relied upon as of the date hereof.
          We understand that this certification is required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:

[To be dated no earlier than the Exchange Date or the relevant Interest Payment Date occurring prior to the Exchange Date, as applicable]

[[ ], as Operator of the Euroclear System]
[CLEARSTREAM, LUXEMBOURG]

By:

A-2-2